Fushi Copperweld Announces Stockholder Approval of Merger With Green Dynasty Limited

BEIJING, China, December 11, 2012 /PRNewswire-FirstCall/ — Fushi Copperweld, Inc. ("Fushi Copperweld" or the "Company"; NASDAQ: FSIN), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, announced today that Fushi Copperweld stockholders voted at a special meeting of stockholders to approve, among other things, the Agreement and Plan of Merger dated as of June 28, 2012 (the "Merger Agreement"), among the Company, Green Dynasty Limited ("Green Dynasty"), Green Dynasty Acquisition, Inc. ("Merger Sub"), and Green Dynasty Holdings Limited, pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and will be a wholly-owned subsidiary of Green Dynasty.

Approximately 75.7% of the Company's total outstanding shares of common stock were voted in person or by proxy at the Special Meeting of Stockholders held earlier today in New York City. The Merger Agreement was approved by approximately 75.4% of the outstanding shares of Fushi Copperweld common stock and approximately 65.2% of the total outstanding shares of Fushi Copperweld not owned by the buyer group, satisfying the requirement set forth in the Merger Agreement that at least 60% of the shares not owned by the buyer group approve the Merger Agreement.  Approximately 0.1% of the outstanding shares of Fushi Copperweld common stock were voted against the approval of the Merger Agreement.

The Company currently anticipates closing the transaction this week.  Under the terms of the Merger Agreement, following the closing Fushi Copperweld stockholders will be entitled to receive $9.50 in cash for each share of Fushi Copperweld common stock that they hold, without interest and less any applicable withholding taxes, except for shares held in treasury of the Company or owned by the buyer group, which will be cancelled without consideration.  Letters of transmittal allowing Fushi Copperweld stockholders of record to deliver their shares to the paying agent in exchange for payment of the merger consideration will be mailed within two business days of the effective date of the merger.  Stockholders who hold shares through a bank or broker will not have to take any action to have their shares converted into cash, as such conversions will be handled by the bank or broker.

The merger will result in Fushi Copperweld becoming a privately-held company, and its common stock will no longer be listed on the NASDAQ Global Select Market.

Safe Harbor Statement

The actual results of Fushi Copperweld, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012. The Company does not undertake any obligation to update forward-looking statements contained in this press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negatives thereof, or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in the Company's reports filed with the SEC.

About Fushi Copperweld, Inc.

Fushi Copperweld Inc., principally through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co. Ltd. and Copperweld Bimetallics LLC, is the leading manufacturer and innovator of copper-clad bimetallic engineered conductor products for electrical, telecommunications, transportation, utilities and industrial applications. With extensive design and production capabilities, and a long-standing dedication to customer service, Fushi Copperweld is the preferred choice for bimetallic products worldwide.

For investor inquiries, please contact:

Paul Schulman

MacKenzie Partners, Inc.

Tel:  +1-212-929-5364 (Mr. Schulman)

Jolin Qiao, Investor Relations Officer

Fushi Copperweld Inc.

Phone +1.615.377.4183

E-mail: ir@fushicopperweld.com

Web: www.fushicopperweld.com

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